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                                                            Westell News Release

News Release: FOR IMMEDIATE RELEASE

For Additional Information, contact:

SENIOR VICE PRESIDENT & CFO:             TRADE/BUSINESS PRESS:
NICHOLAS C. HINDMAN, SR.                 KEN TRANTOWSKI
WESTELL TECHNOLOGIES INC.                KGT COMMUNICATIONS GROUP
630.375.4136                             630.469.8765
NHIND@WESTELL.COM                        kennethg_trantowski@msn.com
                                         ---------------------------



        WESTELL TECHNOLOGIES REPORTS 4TH QUARTER AND FISCAL 2005 RESULTS


AURORA, IL, MAY 12, 2005 - -Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband access solutions and conferencing services, today announced the results for its fourth quarter and fiscal year 2005, ending March 31, 2005.

     Total revenues for the quarter increased 26% to $78.2 million from $62.1 million in the fourth quarter of last fiscal year. Total revenues for fiscal year 2005 increased 15% to $ 270.3 million from $235.7 million for fiscal 2004. Van Cullens, Westell's President and CEO, commented, " Revenues for the quarter exceeded our expectations primarily due to the successful net subscriber adds our customers achieved through their strong promotional activity. While we continue to expect a healthy order flow from our customers, we do anticipate orders to return to more normalized levels going forward."

     Westell reported net income for the fourth quarter of $28.4 million, or $0.40 per diluted share, which includes a net tax benefit of $20.1 million, or $0.28 per diluted share, from the release of deferred tax valuation allowance. During the same period last year, the Company recorded net income of $19.6 million, or $0.28 per diluted share including a tax benefit of $12.9 million. Net income for the year was $39.7 million, or $0.56 per diluted share, including the net tax benefit of $12.8 million, compared to net income of $34.9 million or $0.49 per diluted in the prior fiscal year including the tax benefit of $12.9 million.

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     Excluding the tax benefit, non-GAAP net income in the fourth quarter increased 26% to $ 8.3 million, or $0.12 per diluted share, compared to $6.5 million, or $0.09 per diluted share in the fourth quarter of last year. Non-GAAP net income, excluding the tax benefit for the year was $26.9 million, or $0.38 per diluted share, compared with $21.8 million, or $0.31 per diluted share for last year. A reconciliation of non-GAAP results to GAAP results is provided as part of this press release.

     "We accomplished our Fiscal 2005 goals of growth in revenue, increased profitability and product diversification," Cullens said. "We also introduced a number of new products including VersaLink(TM), our wireless gateway platform, which has become the most successful product launch in Company history."

     "Westell generated cash from operating activities of over $20 million for the fiscal year," said Nicholas Hindman, Westell Senior Vice President and CFO. "Our balance sheet significantly improved and our near debt-free position provides us great flexibility to take advantage of any strategic partnering opportunities should they arise."

OUTLOOK
-------

     "In Fiscal 2006 we expect to see significant market activity in the areas of VoIP, video applications, home networking and wireline-wireless convergence", Cullens continued. "We believe that our VersaLink(TM), UltraLine(TM) and TriLink(TM) product families are well positioned to help our customers meet such demands in an effective and timely manner. We also anticipate Verizon One(TM), and derivative products, to enter the market in a meaningful way over the next few quarters," Cullens concluded.

     Westell provided guidance for the first fiscal quarter ending June 30, 2005. The Company expects revenue to be in a range of $73 to $76 million. Westell expects non-GAAP net income per diluted share in a range of $0.10 to $0.12 (excluding a provision for income tax expense in a range of $2.7 million to $3.3 million) and net income per diluted share in a range of $0.06 to $0.07 on a GAAP basis including the provision for tax expense.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS AND GAAP OUTLOOK
-----------------------------------------------------------

     The Company provides non-GAAP operating results as a supplement to its GAAP financial results. The Company's non-GAAP results exclude the income benefit from the release of valuation allowance from the Company's statements of operations. The Company believes its non-GAAP operating results provide help in understanding its operating performance.

     A detailed calculation of non-GAAP net income and non-GAAP net income per share is included in the attached statement of operations, which also includes equivalent GAAP net income and GAAP net income per share.

CONFERENCE CALL INFORMATION
---------------------------

     Westell will host its earnings call on Friday May 13th, at 9:30AM Eastern Time for analysts, shareholders, investors, and the public.

     The live earnings call will be available to the public. Participants can join for the voice portion of the call by following the instructions below. Participants must separately register for the call.

     To participate in the voice portion:
     1. All participants must pre-register by dialing 1-888-690-4420 International 1-402-220-3749.
     2. Leave your name and the company whom you represent.
     3. To participate in the call on the 13th, please dial ConferencePlus at 1-800-446-1671 no later than 9:15 AM, Eastern Time and ask for the "Westell Technologies Analyst Call". International participants may dial 847-413-3362.

     The Company's earnings press release and any related earnings information to be discussed on the earnings call will be posted on the Investor Relations section of the Company's web site at http://www.westell.com. Digital Audio Replay of this call will be available one hour following the conclusion of the call by dialing 1-888-843-8996 or 630-652-3044 and entering 11575841#.

ABOUT WESTELL
-------------

     Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and ConferencePlus, Inc. Westell, Inc. manufactures broadband telecommunications access products. ConferencePlus, Inc. is a collaborative Application Service Provider that manages and hosts voice, video, IP applications and back-office services. Additional information can be obtained by visiting Westell's Web site at www.westell.com. ---------------

ABOUT CONFERENCEPLUS
--------------------

     ConferencePlus, a Westell Technologies, Inc. (NASDAQ: WSTL - News) subsidiary, is a leading global provider of audio, web, video and IP conferencing services. ConferencePlus is dedicated to providing high quality, innovative conferencing solutions to its domestic and international clients and telecommunications resellers. ConferencePlus is recognized for outstanding customer service and support to help clients meet their business objectives. The company is headquartered in Schaumburg, Illinois with an international headquarters in Dublin, Ireland. Additional information can be obtained by visiting the ConferencePlus web site at www.conferenceplus.com.

     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT 1995:

     Certain statements contained herein including, without limitation, statements containing the words "believe," "on track, " "anticipate," "focus," "should," "committed" "expect," "estimate", "await," "continue," "intend," "may," "will," "should," and similar expressions are forward looking statements that involve risks and uncertainties. These risks include, but are not limited to, product demand and market acceptance risks, need for financing, the economic downturn in the U.S. economy and telecom market, the impact of competitive products or technologies, competitive pricing pressures, product development, excess and obsolete inventory due to new product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell's accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in Westell's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 under the section "Risk Factors". Westell undertakes no obligation to release publicly the result of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



                           Financial Tables to Follow:

                           WESTELL TECHNOLOGIES, INC.
                          FINANCIAL RESULTS (CONTINUED)
                             (Dollars in thousands)

                                                         MAR. 31,       DEC. 31,
                                                          2005           2004
                                                        ---------      ---------


Cash and Short term Investments                           26,960        21,659
Receivables                                               30,167        28,477
Inventory                                                 26,419        28,083
Total current assets                                      91,492        85,380
Goodwill and intangibles                                  13,883        13,930
Total assets                                             180,090       148,461
Total current liabilities                                 35,812        39,130
Total liabilities and minority                            40,432        43,107
interest
Shareholders' Equity                                     139,657       105,354

Days Sales Outstanding                                        35            34

                                                               WESTELL TECHNOLOGIES, INC.
                                                                   FINANCIAL RESULTS

                                                    (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                             Three Months ended Mar. 31,        %         Twelve months ended Mar. 31,         %
                                                2005             2004         Change       2005              2004           Change
                                             ----------       ----------      ------     --------         ----------        ------

Revenues
       NSA                                   $   8,997        $  12,710 (2)     -29%     $ 42,481 (1)     $  54,736 (2)       -22%
       CNE                                      57,792           37,899          52%      183,384           135,704            35%
       Services                                 11,452           11,489           0%       44,398            45,299            -2%
                                             ----------       ----------                 ---------        ----------
Total revenues                                  78,241           62,098          26%      270,263           235,739            15%
                                             ----------       ----------                 ---------        ----------

Gross profit
          Equipment                             16,553           15,193 (2)                58,543 (1)        61,027 (2)(3)
          Services                               6,264            6,134                    22,657            18,714 (4)
                                             ----------       ----------                 ---------        ----------
       Total gross profit                       22,817           21,327           7%       81,200            79,741             2%
                                             ----------       ----------                 ---------        ----------

Gross margin
          Equipment                              24.8%            30.0% (2)                 25.9% (1)         32.0% (2)(3)
          Services                               54.7%            53.4%                     51.0%             41.3% (4)
                                             ----------       ----------                 ---------        ----------
       Total gross margin                        29.2%            34.3%                     30.0%             33.8%
                                             ----------       ----------                 ---------        ----------

Operating expenses
       Sales & marketing                         5,590            5,385           4%       22,211            20,242            10%
          Expense to revenue                      7.1%             8.7%                      8.2%              8.6%
       General & administrative                  4,146            3,492          19%       17,368            17,506            -1%
          Expense to revenue                      5.3%             5.6%                      6.4%              7.4%
       Research & development                    4,756            4,754           0%       15,911            17,385            -8%
          Expense to revenue                      6.1%             7.7%                      5.9%              7.4%
       Restructuring                             (341) (8)          698 (5)                 (793) (7)(8)        698 (5)
          Expense to revenue                     -0.4%             1.1%                     -0.3%              0.3%
       Intangibles amortization (6)                324              364                     1,335             1,455
          Expense to revenue                      0.4%             0.6%                      0.5%              0.6%
                                             ----------       ----------                 ---------        ----------
       Total operating expenses                 14,475           14,693          -1%       56,032            57,286            -2%
                                             ----------       ----------                 ---------        ----------
          Expense to revenue                     18.5%            23.7%                     20.7%             24.3%
          Gain on sale of assets                    -                 -                     1,453 (9)             -
Operating income                                 8,342            6,634          26%       26,621            22,455            19%
Other income                                       109              212                       896               615
Interest expense                                   (3)             (60)         -95%         (60)              (743)          -92%
                                             ----------       ----------                 ---------        ----------
Income before minority interest and taxes        8,448            6,786          24%       27,457            22,327            23%
                                             ----------       ----------                 ---------        ----------
Income taxes (10)                             (20,122)         (12,923)                  (12,757)          (12,923)
Minority interest                                  196              118                       520               373
Net income                                   $  28,374        $  19,591                  $ 39,694         $  34,877
                                             ==========       ==========                 =========        ==========

Income per common share:
                                Basic             0.41            0.29                       0.58              0.52
                                             ----------       ----------                 ---------        ----------
                                Diluted           0.40            0.28                       0.56              0.49
                                             ----------       ----------                 ---------        ----------

Average number of common
       shares outstanding:
                                Basic          68,801           67,726                     68,473            66,858
                                Diluted        71,593           71,149                     71,042            70,667


NON-GAAP RESULTS AND RECONCILIATION TO GAAP
GAAP net income                              $ 28,374         $ 19,591                   $ 39,694         $  34,877
Income tax expense                            (20,122)         (13,055)                   (12,757)          (13,055)
                                             ----------       ----------                 ---------        ----------
Non-GAAP net income (11)                     $  8,252         $  6,536                   $ 26,937         $  21,822
                                             ==========       ==========                 =========        ==========

GAAP Income per basic share                      0.41             0.29                       0.58              0.52
Basic per share income tax expense              (0.29)           (0.19)                     (0.19)            (0.20)
                                             ----------       ----------                 ---------        ----------
Non-GAAP income per basic share (11)             0.12             0.10                       0.39              0.33
                                             ==========       ==========                 =========        ==========

GAAP Income per diluted share                    0.40             0.28                       0.56              0.49
Diluted per share income tax expense            (0.28)           (0.18)                     (0.18)            (0.18)
                                             ----------       ----------                 ---------        ----------
Non-GAAP income per diluted share (11)           0.12             0.09                       0.38              0.31
                                             ==========       ==========                 =========        ==========


FOOTNOTES:

(1)       The Company earned $883,000 in the three months ended June 30, 2004 for a contractual settlement.
(2)       The Company earned $875,000 in the three months ended March 31, 2004 for a contractual settlement.
(3)       Includes $1.2 million to settle a customer contract obligation which arose in the quarter ended September 30, 2003.
(4)       Includes a $775,000 one time early contract termination penalty of a long distance contract at the Company's
           Conference Plus, Inc. subsidiary.
(5)       Restructuring charge primarily for the Company's Westell Limited subsidiary.
(6)       Teltrend product technology intangible amortization.
(7)       Reversal of restructuring charge resulting from an early lease termination at the Company's Conference Plus subsidiary.
(8)       Reversal of restructuring charge resulting from the Company's Westell Limited subsidiary.
(9)       Includes a $1.5 million gain from the sale of NSA assets.
(10)      The Company recorded a tax benefit from the release of valuation allowances against net operating loss carryforwards.
(11)      Non-GAAP net income and net income per share excludes the impact of tax expense.
